Exhibit 21.1

SUBSIDIARIES OF TREEHOUSE FOODS, INC.

Bay Valley Foods, LLC, a Delaware limited liability company

E.D. Smith Foods, Ltd, a British Columbia, Canada corporation

Sturm Foods, Inc, a Wisconsin corporation